As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-115669

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT #1
TO
FORM S-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDG ENVIRONMENTAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	22-2677298
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1386 Beulah Road, Building 801,
Pittsburgh, Pennsylvania 15235
(412) 243-3200
(Address and telephone number of principal executive offices)

John Regan
Chief Executive Officer
PDG Environmental, Inc.
1386 Beulah Road, Building 801,
Pittsburgh, Pennsylvania 15235
(412) 243-3200
(Name, address and telephone number of agent for service)

Copies to:

James D. Chiafullo, Esq.
Marc Taxay, Esq.
Cohen & Grigsby, PC
11 Stanwix Street, 15th Floor
Pittsburgh, PA 15222
(412) 297-4900

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☑

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

The Registration Fee was previously calculated and paid in connection with the initial filing of this Registration Statement on May 20, 2004.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

     This is not a new offering or new registration of selling securityholders. This is a Post-Effective Amendment No. 1 to Form S-2 of PDG Environmental, Inc. (333-115669) filed on May 20, 2004. The purpose of this Post-Effective Amendment is to update certain disclosures throughout the document and in the selling securityholders table. The prospectus also incorporates by reference the information contained in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005.

     This prospectus forming a part of this registration statement combines common stock offered pursuant to a previously filed and currently effective registration statement on S-2, Registration No. 333-115669 pursuant to Rule 429 (a).

     The date of this Post Effective Amendment Number 1 is May 27, 2005.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE RELATED REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 27, 2005

PROSPECTUS

PDG ENVIRONMENTAL, INC.

2,946,700 Shares of
Common Stock

     This prospectus relates to the resale of up to 2,946,700 shares of our common stock by the selling stockholder listed in this prospectus. The selling stockholder will receive all of the proceeds from the sale of shares of common stock hereunder. Of these shares, 2,000,000 shares are issuable upon the exercise of a warrant. We will receive the proceeds from any cash exercise of the warrant by the selling stockholder. The shares offered by this prospectus may be sold from time to time by the selling stockholder listed at prevailing market prices or prices negotiated at the time of sale. The securities offered by this prospectus were issued to the selling stockholder in a transaction exempt from registration under the Securities Act of 1933, as amended.

     Our common stock is listed on the OTC Bulletin Board Quotation System, or the OTCBB, under the symbol “PDGE.” On May 25, 2005, the last reported sale price of our Common Stock on the OTCBB was $1.429.

     This prospectus is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

     This investment involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2005.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words, “anticipate,” “believe,” “estimate,” “will,” “may,” “intend” and “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. These forward-looking statements are not guarantees of future performance and concern matters that involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are also set forth in the section entitled “Factors Affecting Future Results” appearing in our Annual Report on Form 10-K for the year ended January 31, 2005 (and any amendments thereto) and other documents that we subsequently file with the Commission, and in the section entitled “Risk Factors” in any supplements to this prospectus that we may file. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

     We are an environmental and specialty contracting services company specializing in asbestos and lead abatement, insulation, microbial remediation, disaster response, loss mitigation and reconstruction, demolition and related services. We provide our services throughout the United States through our wholly-owned operating subsidiaries, Project Development Group, Inc., PDG, Inc. and Enviro-Tech Abatement Services, Inc.

     On March 4, 2004, we consummated a private placement transaction pursuant to which we sold 1,250,000 shares of common stock to Barron Partners, LP for an aggregate purchase price of $500,000. In addition, we issued two warrants to Barron Partners, LP exercisable for an additional 3,500,000 shares of our common stock. The shares of common stock and warrants were issued pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended.

     The first warrant issued to Barron Partners, LP provided it with the right to purchase up to 1,500,000 shares of our common stock and an exercise price of $0.80 per share. This warrant was exercised in full during the Company’s fiscal year ending January 31, 2005. The second warrant issued to Barron Partners, LP provides it with the right to purchase up to 2,000,000 shares of our common stock at an exercise price of $1.60 per share and expires five years from the date of issuance. This warrant has not yet been exercised either in whole or in part.

     In connection with the private placement transaction, we entered into a registration rights agreement with Barron Partners, LP. Under this agreement, we are required to file, at our expense, a registration statement with the Securities and Exchange Commission for the purpose of registering the resale of the private placement shares as well as those shares of common stock issuable upon exercise of the warrants.

     The foregoing summary of the private placement transaction, the warrants and the registration rights agreement does not purport to be complete and is qualified by reference to the common stock purchase agreement, the warrants and the registration rights agreement, copies of which are filed as exhibits to the Form S-2 registration statement of PDG Environmental, Inc. (333-115669) that was filed on May 20, 2004.

     During the past fiscal year we derived the majority of our revenues from the abatement of asbestos but have broadened our offering of services to include a number of complementary services which utilize our existing infrastructure and personnel. Revenue is generated from periodic progress billings on large contracts and single project billings on small, short duration projects.

     We were incorporated in Delaware in 1987. Our executive offices are located at PDG Environmental, Inc., 1386 Beulah Road, Building 801, Pittsburgh, Pennsylvania 15235. Our telephone number is (412) 243-3200. Unless otherwise indicated, all references to us also include our subsidiaries.

RECENT DEVELOPMENTS

     On April 29, 2005, we entered into an agreement to sell our 50% ownership interest in IAQ Training Institute, a Pennsylvania general partnership, for $50,000. The transaction is effective as of March 31, 2005 and will result in an approximate $50,000 gain to us which we will recognize in the first quarter of fiscal 2006.

RISK FACTORS

     Please carefully consider the specific factors set forth below as well as the other information contained in, or incorporated by reference into, this prospectus before purchasing shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below.

The timing of cash flow is difficult to predict, and any significant delay in the contract cycle could materially impair our cash flow.

The timing of our cash receipts from accounts receivable is unpredictable. In many cases we are a subcontractor to the general contractor on the project and, therefore, we often must collect outstanding accounts receivable from the general contractor, which, in turn, must collect from the customer. As a result, we are dependent upon the timing and success of the general contractor in collecting accounts receivable as well as the credit worthiness of the general contractor and the customer. Additionally, many of our contracts provide for retention of a portion of our billings until the project has been accepted by the owner. As our activities are usually early in the contract cycle, if we are acting as a subcontractor, the retainage (typically 5% to 10% of the contract value) may be held until the project is complete. This time frame may be many months after our completion of our portion of the contract. This delay further subjects us to the credit risk associated with the general contractor and the owner of the project. We can and often do avail ourselves of lien rights and other security common to the construction industry to offset the aforementioned credit risk. Unexpected delays in receiving amounts due from customers can put a strain on our cash availability and cause us to delay payments to vendors and subcontractors. Additionally, even if we have successfully completed our work on a project and there are no disputes regarding our performance of such work, any disputes between the general contractor and the owner regarding other aspects of the completed projects by entities other than us could result in further delays, or could prevent, payment for our work.

We are dependent upon our line of credit to finance operations, and the failure to maintain the line of credit would have a material adverse effect on our operations.

We currently have an $8.0 million line of credit from our financial institution Sky Bank. We rely significantly upon our line of credit in order to operate our business. To secure the line of credit, Mr. Regan, our Chief Executive Officer, has provided a limited personal guarantee to the bank. The line of credit and term loan is secured by a “blanket” security interest in the assets of the Company and a mortgage on the real estate owned by the Company. The first $1.5 million of this line of credit expires on June 30, 2005 with the remaining $6.5 million expiring on June 6, 2006. We expect that we will be able to maintain our existing line of credit (or to obtain replacement or additional financing) when it expires on June 6, 2006 or becomes fully utilized. However, there can be no assurance that such additional financing will be obtainable on favorable terms, if at all. In addition, Mr. Regan is under no obligation to provide personal guarantees for additional financing in the future. An inability to maintain an adequate line of credit could result in limitations on our ability to bid for new or renew existing contracts, which could have a material adverse effect on our financial condition and results of operations.

If we were unable to maintain adequate insurance and sufficient bonding capacity, our operations would be significantly impaired.

We maintain an insurance and bonding program consistent with our operational needs. However, there have been events in the national economy which have adversely affected the major insurance and surety companies. This has resulted in a tightening of the insurance and bonding markets, which has resulted in increasing costs and the availability of certain types of insurance and surety capacity either decreasing or becoming non-existent. We do not know whether our current insurance and bonding programs will be sufficient to satisfy our needs in the future. To secure the surety bonds, Mr. Regan, our Chief Executive Officer, has provided a limited personal guarantee to our surety. Mr. Regan is under no obligation to provide such guarantee in the future. If such programs are insufficient or if Mr. Regan elects not to provide such guarantee in the future, we may be unable to secure and perform contracts, which would substantially impair our ability to operate our business.

Additionally, we may incur liabilities that may not be covered by insurance policies, or, if covered, the dollar amount of such liabilities may exceed our policy limits. Such claims could also make it more difficult for us to obtain adequate insurance coverage in the future at a reasonable cost. A partially or completely uninsured claim, if successful and of significant magnitude, could cause us to suffer a significant loss and reduce cash available for our operations.

We depend upon a few key employees and the loss of these employees would severely impact us.

Our success is dependent upon the efforts of our senior management and staff. None of our executives are legally bound to remain employed for any specific term except for our Chief Executive Officer, John Regan, who has a three-year employment agreement. If key individuals leave us, we could be adversely affected if suitable replacement personnel are not quickly recruited. Our future success depends on our ability to continue to attract, retain and motivate qualified personnel. There is competition for qualified personnel and in some markets there is a shortage of qualified personnel in the businesses in which we operate. If we are unable to attract or retain one or more of our key employees, the development and growth of our business could be adversely affected.

A significant number of our contracts are awarded via competitive bid and are priced as fixed fees, and a failure to accurately estimate the cost of such work could result in significant financial losses.

A significant amount of our business is performed on a contract basis as a result of competitive bidding and is priced at fixed fees. We must estimate the costs involved with the applicable job prior to submitting a bid and, therefore, if awarded the job bear the risk if actual costs exceed the estimated costs. Failure to make accurate estimates could result in losses being incurred, thereby reducing or eliminating profit for a specific quarter or fiscal year.

The environmental remediation business is subject to significant government regulations, and the failure to comply with any such regulations could result in fines or injunctions, which could materially impair or even prevent the operation of our business.

The environmental remediation business is subject to substantial regulations promulgated by governmental agencies, including the Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with such federal and state entities. These federal, state and local environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites. Our businesses often involve working around and with volatile, toxic and hazardous substances and other highly regulated materials, the improper characterization, handling or disposal of which could constitute violations of U.S. federal, state or local laws and regulations and result in criminal and civil liabilities. Environmental laws and regulations generally impose limitations and standards for certain pollutants or waste materials and require us to obtain a permit and comply with various other requirements. Governmental authorities may seek to impose fines and penalties on us, or revoke or deny issuance or renewal of operating permits, for failure to comply with applicable laws and regulations. We are also exposed to potential liability for personal injury or property damage caused by any release, spill, exposure or other accident involving such substances or materials.

The environmental health and safety laws and regulations to which we are subject are constantly changing, and it is impossible to predict the effect of such laws and regulations on us in the future. We cannot predict what future changes in laws and regulations may be or that these changes in the laws and regulations will not cause us to incur significant costs or adopt more costly methods of operation.

The microbial remediation portion of our business currently is largely unregulated. As this business grows it is likely that government regulation will increase. We cannot predict how the regulations may evolve or whether they may require increased capital and/or operating expenditures to comply with the new regulations.

The receipt of contract awards is unpredictable, and the failure to adjust our overhead structure to meet an unexpected decline in revenue could significantly impact our net income.

We are an environmental and specialty contractor and as such are affected by the timing of the award of large contracts. Therefore, backlogs, revenues and income are subject to significant fluctuation between quarters and years. Since our overhead structure is reasonably fixed, we may not be able to rapidly adjust our operating expenses to meet an unexpected decline in revenue, which could materially and adversely affect revenue and net income.

Our credit facility contains restrictive covenants that limit our financial and operational flexibility and our ability to pay dividends.

Our credit facility contains restrictive covenants that limit our ability to incur debt, require us to maintain financial ratios, such as a debt service coverage ratio and leverage ratio and restrict our ability to pay dividends. Our ability to comply with these covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions and we may be unable to comply with these covenants in the future. A breach of any of these covenants could result in a default under this credit facility. If we default, our lender will no longer be obligated to extend revolving loans to us and could declare all amounts outstanding under our credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, our lender could proceed against the collateral granted to it to secure the indebtedness. The result of these actions would have a significantly negative impact on our results of operations and financial condition

These restrictions may also adversely affect our ability to conduct and expand our operations. Adequate funds may not be available when needed or may not be available on favorable terms. Even if adequate funds are available, our credit facility may restrict our ability to raise additional funds. If we are unable to raise capital, our finances and operations may be adversely affected.

The businesses in which the Company operates are very competitive.

The environmental and specialty contracting industries are very competitive. Some of our competitors have greater financial resources than we have. As a result, these competitors may have an advantage in responding more rapidly or effectively to changes in the industry or technologies. Moreover, competitors who have substantially greater resources may be better able to withstand the unexpected declines in revenue or losses.

Our operating results may vary from quarter to quarter, causing our stock price to fluctuate.

Our operating results have in the past been subject to quarter-to-quarter fluctuations, and we expect that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for our services is driven by many factors, including national and regional economic trends, changes in governmental regulation and our success in being awarded contracts, among other items. These fluctuations in customer demand for our services can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessarily indicative of our revenues in any future period. In addition, the number and timing of large individual contracts are difficult to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or deferral of one or more significant contracts in a quarter could harm our operating results. It is possible that in some quarters our operating results will be below the expectations of public market analysts or investors. In such events, or in the event adverse conditions prevail, the market price of our common stock may decline significantly.

If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

Although we evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and are in the process of reviewing and establishing internal control over financial reporting in order to comply with SEC rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002, we may not be able to prevent all instances of accounting errors or fraud in the future. Controls and procedures do not provide absolute assurance that all deficiencies in design or operation of these control systems, or all instances of errors or fraud, will be prevented or detected. These control systems are designed to provide reasonable assurance of achieving the goals of these systems in light of legal requirements, company resources and the nature of our business operations. These control systems remain subject to risks of human error and the risk that controls can be circumvented for wrongful purposes by one or more individuals in management or non-management positions. The Company’s business could be seriously harmed by any material failure of these control systems.

Voting control is held by our directors, officers and a significant stockholder, whose interest may conflict with ours.

Currently our directors and officers as a group beneficially own approximately 26% of our voting securities. Accordingly, acting together, they may be able to substantially influence the election of directors, management and policies and the outcome of any corporate transaction or other matter submitted to its stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

In addition, Barron Partners, LP beneficially owns approximately 20% of our voting securities. Accordingly, they may be able to substantially influence the election of directors, management and policies and the outcome of any corporate transaction or other matter submitted to its stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets. From time to time, Barron Partners, LP may have interests that differ from those of our other stockholders.

There may be limited liquidity in our common stock and its price may be subject to fluctuation.

Our common stock is currently traded on the OTC Bulletin Board and there is only a limited market for our common stock. We cannot provide any assurances that we will be able to have our common stock listed on an exchange or quoted on Nasdaq or that we will continue to be quoted on the OTC Bulletin Board. If there is no market for trading our common stock, our stockholders will have substantial difficulty in trading in it and the market price of our common stock will be materially and adversely affected.

SEC rules concerning sales of low-priced securities may hinder re-sales of our common stock.

Because our common stock has a market price that is less than five dollars per share and our common stock is not listed on an exchange or quoted on Nasdaq and is traded on the OTC Bulletin Board, brokers and dealers who handle trades in our common stock are subject to certain SEC rules when effecting trades in our common stock. Additionally, the compensation that the brokerage firm and the salesperson handling a trade receive and legal remedies available to the buyer are also subject to SEC rules. These requirements may hinder re-sales of our common stock and may adversely affect the market price of the common stock.

Our strategy will include making additional acquisitions that may present risks to the business.

Making additional strategic acquisitions is part of our strategy. Our ability to make acquisitions will depend upon identifying attractive acquisition candidates and, if necessary, obtaining financing on satisfactory terms. Acquisitions may pose certain risks to us. These risks include the following:

•      we may be entering markets in which we have limited experience;

•      the acquisitions may be potential distractions to us and may divert resources and managerial time;

•      it may be difficult or costly to integrate an acquired business’ financial, computer, payroll and other systems into our own;

•      we may have difficulty implementing additional controls and information systems appropriate for a growing company;

•      some of the acquired businesses may not achieve anticipated revenues, earnings or cash flow;

•      we may have unanticipated liabilities or contingencies from an acquired business;

•      we may have reduced earnings due to amortization expenses, goodwill impairment charges, increased interest costs and costs related to the acquisition and its integration;

•      we may finance future acquisitions by issuing common stock for some or all of the purchase price which could dilute the ownership interests of the stockholders;

•      acquired companies will have to become, within one year of their acquisition, compliant with SEC rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002;

•      we may be unable to retain management and other key personnel of an acquired company; and

•      we may impair relationships with an acquired company’s employees, suppliers or customers by changing management.

If we are unsuccessful in meeting the challenges arising out of our acquisitions, our business, financial condition and future results could be materially harmed. Additionally, to the extent that the value of the assets acquired in any prior or future acquisitions, including goodwill or intangible assets with indefinite lives, becomes impaired, we would be required to incur impairment charges that would affect earnings. Such impairment charges could reduce our earnings and have a material adverse effect on the market value of the Company’s common stock.

We are required to keep effective a shelf registration statement for certain selling shareholders and if we are unable to do so for the required period we may be charged substantial liquidated damages.

On March 4, 2004 we completed a private placement transaction pursuant to which we sold 1,250,000 shares of our common stock (the “Shares”) to Barron Partners, LP for an aggregate purchase price of $500,000. In addition, we issued two warrants to Barron Partners, LP exercisable for shares of our common stock (the “Warrant Shares”). In connection with these transactions, we entered into a Registration Rights Agreement with Barron Partners, LP. Under this agreement, we were required to file within ninety (90) days of closing a registration statement with the U.S. Securities and Exchange Commission for the purpose of registering the resale of the Shares and the Warrant Shares. The U.S. Securities and Exchange Commission declared our registration statement effective on June 30, 2004. We are required to keep the registration statement effective until the earlier of two years from the closing date or such time as the remaining Shares and Warrant Shares may be sold under Rule 144 in any three-month period, subject to permitted Black-Out Periods (as defined in the Registration Rights Agreement). In the event that the registration statement is not effective for any period exceeding a permitted Black-Out Period, then we will be obligated to pay Barron Partners, LP liquidated damages equal to 18% of its purchase price per annum.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder listed in this prospectus. Any proceeds received by us upon exercise of the remaining warrant will be used for general corporate purposes, including capital expenditures and to meet working capital needs. General corporate purposes may also include, without limitation, repayment of debt, capital expenditures, possible acquisitions, investments and any other purposes that we may specify in any prospectus supplement.

THE SELLING SECURITY HOLDER

     This prospectus relates to the resale by Barron Partners, LP, the selling stockholder, of shares of common stock held by it or issuable to it upon the exercise of the remaining warrant. We issued and sold the common stock and the warrants to purchase shares of common stock to Barron Partners, LP in a private placement transaction exempt from registration under the Securities Act of 1933. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement discussed elsewhere in this prospectus. The term “selling stockholder” includes the securityholder and its pledgees, donees, transferees and other successors in interests.

     The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of such shares of common stock. Because the selling stockholder is not obligated to sell any shares of common stock, and because the selling stockholder may also acquire or dispose of publicly traded shares of our common stock, we cannot estimate how many shares of common stock the selling stockholder will beneficially own after this offering. Information concerning the selling stockholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when required. Within the past three years, the selling stockholder has not held any positions or offices with us.

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 23, 2005 by the selling stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. The percentage of shares of common stock beneficially owned is based on 13,051,330 shares of common stock outstanding on May 23, 2005. The number of shares of common stock outstanding used in calculating the percentage for the selling stockholder includes shares of common stock underlying warrants held by the selling stockholder that are exercisable within 60 calendar days of May 23, 2005, but excludes shares of common stock underlying options, warrants or convertible securities held by any other person. Except as indicated below, each person identified in the table has sole voting and investment power with respect to all shares of common stock owned by them.

     This table is prepared based on information supplied to us by the listed selling stockholder. This table assumes that the selling stockholder sells all of the shares offered under this prospectus. However, because the selling stockholder may offer from time to time all or some of its shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of the sales. In addition, the shares beneficially owned after the offering does not reflect the possible sale of additional shares of common stock, the resale of which has been registered by us pursuant to separate registration statements. Information concerning the selling stockholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when required.

	Shares of Common				Shares of Common
	Stock Beneficially				Stock Beneficially
	Owned Prior to Offering			Number of Shares	Owned After Offering
Name	Number		Percentage	Being Offered	Number	Percentage
Selling Shareholder
Barron Partners, LP	2,946,700	(1)	19.6%	2,946,700	0	—

(1)	Consists of: 946,700 shares of common stock; and, 2,000,000 shares of common stock that may be acquired pursuant to a warrant, issued as part of private placement of the Company’s common stock to Barron Partners, LP. The general partner of Barron Partners, LP is Barron Capital Advisors LLC, a Delaware limited liability company. Andrew Barron Worden is the managing member of the general partner. Mr. Worden disclaims beneficial ownership of shares held by Barron Partners, LP except to the extent of his pecuniary interest in those shares. Barron Partners, LP is located at 730 Fifth Avenue, 9th Floor, New York, NY 10019.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

PLAN OF DISTRIBUTION

     We are registering 2,946,700 shares of our common stock under this prospectus on behalf of the selling stockholder listed in this prospectus. We are not aware of any agreement, arrangement or understanding between the selling stockholder and any particular broker, market-maker or underwriter with respect to the shares of common stock offered hereby. As used in this prospectus, the term “selling stockholder” includes pledgees, donees, transferees and other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

     The securities offered by this prospectus may be sold or distributed from time to time by the selling stockholder, directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may change. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered by this prospectus.

     The sale of the shares may be effected in one or more of the following methods:

o	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, which may include long or short sales;

o	Transactions involving cross or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or otherwise on the OTC Bulletin Board;

o	Purchasers by brokers, dealers, underwriters as principal and resale by such purchasers for their own account pursuant to this prospectus;

o	“At the market” to or through market makers or into an existing market for the shares;

o	In other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

o	Through transactions in options, swaps or other derivatives, whether exchange-listed or otherwise; or

o	Any combination of the foregoing or by any other legally available means.

     In addition, the selling stockholder may enter into hedging transactions with brokers or dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into option or other transactions with brokers or dealers that require the delivery by such brokers or dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling stockholder may pledge all or a portion of its securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling stockholder, the pledgee in such loan transaction would have the same rights of sale as the selling stockholder under this prospectus. The selling stockholder may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as the selling stockholder under this prospectus.

     Broker-dealers, underwriters or agents participating in the distribution of shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder and/or purchasers of the shares. The selling stockholder and any such broker-dealers or agents that participate in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any profit on the sale of the shares by them and any commissions, discounts or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling stockholder, any other stockholder or any broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     In addition to the above, the selling stockholder and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders or any such other person.

     There can be no assurances that the selling stockholder will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We have agreed with the selling stockholder to keep the registration statement of which this prospectus is a part effective until the shares being offered hereby may be sold without registration or restriction pursuant to Rule 144(k) promulgated under the Securities Act or, if earlier, until the distribution contemplated in this prospectus has been completed. We have also agreed to indemnify, in certain circumstances, the selling stockholder, any underwriter that participates in the distribution of the shares and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us, as well as certain related persons, in certain circumstances against certain liabilities, including liabilities under the Securities Act. We will pay all the fees and expenses incident to the registration of the securities, other than the underwriting discounts and commissions, if any, which are to be paid by the selling stockholder.

     Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the securities.

     We will file from time to time with the SEC post-effective amendments to this Registration Statement to identify transferees to whom the selling stockholder transfers its securities. At any time a particular offer of shares of common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

DESCRIPTION OF CAPITAL STOCK

     The following description is a summary of the material terms of our capital stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Capital Stock

     As of the date of this prospectus, our authorized capital stock consists of 30,000,000 shares of common stock, $0.02 par value per share, and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as cumulative convertible series A preferred stock, $0.01 par value per share, and 100 of which have been designated as cumulative convertible series B preferred stock, $0.01 par value per share, and 3,999,900 of which remain undesignated. As of May 23, 2005, there were 13,051,330 shares of common stock issued and outstanding, 36,510 shares of our common stock held in our treasury and no shares of our series A preferred stock or series B preferred stock issued and outstanding. All shares of series A preferred stock and series B preferred stock were issued and converted into common stock and may not be reissued in the future.

     Our common stock is held by 2,021 shareholders of record. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Common Stock

     Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, on all matters submitted to a vote of our stockholders. The shareholders are not permitted to vote their shares cumulatively. Subject to the preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Our ability to pay dividends is prohibited due to limitations imposed by our banking agreement, which requires the prior consent of the bank before dividends are declared. Holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities under the Company’s charter documents. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of liquidation preferences, if any, on any outstanding shares of common stock and payment of claims to creditors. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common shareholders are subject to the rights of the shareholders of any series of preferred stock, which we may designate and issue in the future.

Preferred Stock

     Our board of directors is authorized, without further stockholder action, to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the preferred stock. Although there is no current intention to do so, our board of directors may, without stockholder approval, issue shares of a class or series of preferred stock with voting and conversion rights which could adversely affect the voting power or dividend rights of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control.

Warrants

     In connection with our private placement transaction on March 4, 2004, we issued to Barron Partners, LP warrants to acquire up to 1,500,000 shares of our common stock and 2,000,000 shares of our common stock at exercise price of $0.80 and $1.60, respectively. During the year ended January 31, 2005 Barron Partners, LP exercised the warrant for 1,500,000 shares of our common stock at an exercise price of $0.80 per share. We received proceeds of $1,200,000 from that exercise. The remaining warrant may be exercised at any time until March 4, 2009, and the exercise price may be paid in cash. The warrant holder may also exercise the warrant through a cashless net exercise procedure after March 4, 2005 if the shares underlying the warrant are either not subject to an effective registration statement or, if subject to a registration statement, during a suspension of the registration statement.

Certain Charter and By-Law Provisions and Delaware Anti-takeover Statute

     Certain provisions of our certificate of incorporation, as amended, and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Certain of these provisions allow us to issue preferred stock without any vote or further action by the stockholders and eliminate the right of stockholders to act by written consent without a meeting. These provisions may make it more difficult for stockholders to take certain corporate actions, and could have the effect of delaying or preventing a change in control of us.

     In addition, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding of those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent

     The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Park, 8th Floor, New York, NY 10004.

WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-2 that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Additional information about PDG Environmental, Inc. can be obtained from our Internet website at www.pdge.com.

     The SEC allows us to “incorporate by reference” certain of the information required by this prospectus, which means that we can disclose important information to you by referring you to those documents we filed with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

▪	Annual Report on Form 10-K for the fiscal year ended January 31, 2005, on Form 10-K;

▪	Form 8-K filed on April 21, 2005; and

▪	Form 8-K filed on February 28, 2005.

     We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all of the shares covered by this prospectus are sold or deregistered (other than information furnished under Item 9 or Item 12 of any current report on Form 8-K). This additional information is part of this prospectus from the date of filing of those documents.

     Upon receipt of any oral or written request we will provide, free of charge, to any person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, other than the exhibits to those documents. Please direct your written requests to: Corporate Secretary, PDG Environmental, Inc., 1386 Beulah Road, Building 801, Pittsburgh, PA 15235.

     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

     This prospectus is accompanied by our Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania.

EXPERTS

     Parente Randolph, LLC, certified public accountants, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended January 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our consolidated financial statements are incorporated by reference in reliance on Parente Randolph, LLC’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling stockholder has not and will not pay any offering expenses.

ITEM	EXPENSE
SEC Registration Fee	$698.12
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$2,500.00
Miscellaneous*	$500.00

Total*	$23,698.12

*	Estimated Figure

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. The Tenth Article of our Certificate of Incorporation and section 12.4 of our Bylaws provide that we shall indemnify directors and officers, to the fullest extent allowed by the DGCL, against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative. To the extent permitted by the DGCL, we may indemnify any person who may be a party to a derivative action if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and we will indemnify officers and directors for all expenses, including attorney’s fees, for successfully completed defenses to actions, suits or proceedings, on the merits or otherwise. We may also purchase insurance to protect against these liabilities regardless of our power to indemnify any individual. We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in the our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 16. EXHIBITS

3.1	Certificate of Incorporation of the registrant and all amendments thereto, filed as Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the year ended September 30, 1990, is incorporated herein by reference.

3.2	Certificate of Amendment to the Certificate of Incorporation of the registrant, approved by stockholders on June 25, 1991, filed as Exhibit 3(a) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 1991, is incorporated herein by reference.

3.3	Amended and Restated By-laws of the registrant, filed as Exhibit 4.2 to the registrant’s registration statement on Form S-8 of securities under the PDG Environmental, Inc.

Amended and Restated Incentive Stock Option Plan as of June 25, 1991, are incorporated herein by reference.

4.1	Certificate of the Powers, Designation, Preferences, and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions of the Series A, 9.00% Cumulative Convertible Preferred Stock, filed as Exhibit H with the registrant’s preliminary proxy materials on July 23, 1990 (File No. 0-13667), is incorporated herein by reference.

4.2	Certificate of Amendment of Certificate of the Powers, Designation, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations, or Restrictions of the Series A 9% Cumulative Convertible Preferred Stock (par value $0.01 per share), filed as Exhibit 4(a) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 1993, is incorporated herein by reference.

4.3	Certificate of Powers, Designation, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions of the Series B, 4.00% Cumulative, Convertible Preferred Stock, filed as Exhibit 4.2 to the registrant’s registration on Form S-3 on March 17, 1993, is incorporated herein by reference.

4.4	Loan Agreement dated August 3, 2000 between Sky Bank and PDG Environmental, Inc., PDG, Inc., Project Development Group, Inc. and Enviro-Tech Abatement Services Co., filed as Exhibit 4.4 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 2001, is incorporated herein by reference.

5.1	Opinion of Cohen & Grigsby, P.C., counsel to the Company. *

10.1	Indemnity Agreement dated as of the first day of July 1990 by and among Project Development Group, Inc. and John C. and Eleanor Regan (deceased), filed as Exhibit 10.1 to the registrant’s Annual Report on Form 10-K for the year ended September 30, 1990, is incorporated herein by reference.

10.2	Assumption Agreement entered into as of the fourteenth day of December 1990 among Project Development Group, Inc., and John C. and Eleanor Regan, filed as Exhibit 10.2 to the registrant’s Annual Report on Form 10-K for the year ended September 30, 1990, is incorporated herein by reference.

10.3	PDG Environmental, Inc. Amended and Restated Incentive Stock Option Plan as of June 25, 1991, filed as Exhibit 10.3 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 1992, is incorporated herein by reference.

10.4	PDG Environmental, Inc. 1990 Stock Option Plan for Employee Directors, filed as Exhibit 10.4 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 1992, is incorporated herein by reference.

10.5	PDG Environmental, Inc. 1990 Stock Option Plan for Non-Employee Directors, filed as Exhibit 10.5 to the registrant’s Annual Report on Form 10-K for the year ended January 31, 1992, is incorporated herein by reference.

10.6	Demand note between the registrant and John C. Regan, filed as Exhibit 10.4 to the registrant’s Annual Report on Form 10-K for the transition period from October 1, 1990 to January 31, 1991, is incorporated herein by reference.

10.7	Demand note between the registrant and Dulcia Maire, filed as Exhibit 10.6 to the registrant’s Annual Report on Form 10-K for the transition period from October 1, 1990 to January 31, 1991, is incorporated herein by reference.

10.8	Loan Agreement dated August 3, 2000 between Sky Bank and PDG Environmental, Inc., PDG, Inc., Project Development Group, Inc. and Enviro-Tech Abatement Services Co. (as it appears at 4.4).

10.9	Employee Agreement dated February 15, 2004 for John C. Regan filed as Exhibit 10 of the PDG Environmental, Inc. Current Report on Form 8-K dated February 28, 2005, is hereby incorporated herein by reference.

10.10	Asset Purchase Agreement dated June 15, 2001 by and among Tri-State Restoration, Inc. Project Development Group, Inc. and PDG Environmental, Inc., filed as Exhibit 2 of the registrant’s Interim Report on Form 8-K dated July 6, 2001, is hereby incorporated herein by reference.

10.11	Stock Purchase Agreement between PDG Environmental, Inc. and Barron Partners, LP, dated March 4, 2004 along with Registration Rights Agreement between PDG Environmental, Inc. and Barron Partners, LP, First Warrant to purchase shares of PDG Environmental, Inc. and Second Warrant to purchase shares of PDG Environmental, Inc. filed as Exhibits 10.1, 10.2, 10.3 and 10.4 of the registrant’s Interim Report on Form 8-K dated March 12, 2004, is hereby incorporated herein by reference.

13	Annual Report to security holders on Form 10-K for the year ended January 31, 2005 is hereby incorporated by reference.

14	Code of Ethics (incorporated by reference to the registrant’s January 31, 2004 Form 10-K/A)

23	Consent of Parente Randolph, LLC, independent auditors

23.2	Consent of Cohen & Grigsby, P.C., counsel to the Company (included in Exhibit 5.1) *

24	Powers of Attorney of certain directors (included on signature page)*

*	Included in Form S-2 filed on May 20, 2004

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein,

and the offering of such securities at that time to be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities which remains unsold at the termination of the offering.

(b) In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on May 27, 2005.

PDG ENVIRONMENTAL, INC.

By:	/s/ John C. Regan

John C. Regan,
Chairman, Chief Executive Officer and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ John C. Regan	May 27, 2005

John C. Regan
Chairman and Chief Executive Officer
(Principal Executive Officer, Financial Officer and Director)

Richard A. Bendis, Director	By /s/ John C. Regan*

Richard A. Bendis, Director
May 27, 2005

Edgar Berkey, Director	By /s/ John C. Regan*

Edgar Berkley, Director
May 27, 2005

James D. Chiafullo, Director	By /s/ John C. Regan*

James D. Chiafullo, Director
May 27, 2005

Edwin J. Kilpela, Director	By /s/ John C. Regan*

Edwin J. Kilpela, Director
May 27, 2005

* - By /s/ John C. Regan
John C. Regan, Attorney-in-fact

ITEM 16. EXHIBITS

5	Opinion of Cohen & Grigsby, P.C., counsel to the Company, as to the legality of the securities being registered. **

13	Annual Report to security holders on Form 10-K (incorporated by reference to the registrant’s January 31, 2005 Form 10-K

23	Consent of Parente Randolph, LLC, independent registered public accounting firm*

23.2	Consent of Cohen & Grigsby, P.C., counsel to the Company (included in Exhibit 5) **

24	Powers of Attorney of certain directors (included on signature page)**

*Filed herewith

**Included in Form S-2 filed on May 20, 2004.